MURRAY DEVINE
VALUATION ADVISORS

WORKING DRAFT FOR DISCUSSION APRIL 25, 2013

Financial Opinion Overview

Of

Emtec, Inc.

Emtec

April __, 2013

These summary materials are provided expressly subject to the limitations and conditions contained in the Murray Devine & Co., Inc. engagement letter dated April 10, 2013 and the opinion letter dated April __, 2013. The analysis contained herein is current as of April __, 2013. Additionally, the conclusions presented herein will be subject to our continued due diligence and final terms of the Transaction.

MURRAY DEVINE
VALUATION ADVISORS

Murray Devine - Background

- Murray Devine is a financial advisory firm that specializes in providing independent third party valuations and financial opinions.
- Founded in 1989 with over 20 years of specialized experience in valuation services
- Leading provider of valuation services to private equity clients
- Extensive illiquid investment experience
- Provide valuation services across a broad array of industries and sizes ranging in value from less than $10 million to over $10 billion

MURRAY DEVINE
VALUATION ADVISORS

Services

- Solvency Opinions
- Fairness Opinions
- Financial Accounting Valuations
  - FASB ASC 718 Compensation – Stock Compensation (formerly FAS 123R)
  - FASB ASC 805 Business Combinations (formerly FAS 141R)
  - FASB ASC 350 Intangibles - Goodwill and Other (formerly FAS 142)
  - FASB ASC 820 Fair Value Measurements and Disclosures (formerly FAS 157)
- Portfolio Valuations
  - BDC's
  - CDO's
  - Securitizations
- Intangible Asset Valuations
- Business Valuations
  - Preferred Stock
  - Senior & Subordinated Debt
  - Distressed debt
  - Warrants
  - Options
  - Hybrid securities
  - Estate and gifting
- Equipment Appraisals & Lease Residual Values
- Litigation Support
- Bankruptcy/Reorganization
- Corporate Advisory

Transaction Overview

- Murray Devine is issuing an opinion as to the fairness from a financial point of view of a proposed transaction pursuant to which the Company's common stock will be subject to a reverse split and the common stock of certain shareholders holding fractional shares after the reverse split (the "Fractional Shareholders") will be repurchased by the Company (the "Transaction")
- In the Transaction the Company will amend its certificate of incorporation to effect a [--] for [--] reverse stock split of the Company's common stock (the "Reverse Stock Split")
- The Company also amend its certificate of incorporation immediately following the Reverse Stock Split to effect a [--] for [--] forward stock split (the "Forward Stock Split")
- The Transaction will not result in any change in the number of shares of common stock held by stockholders of the Company other than the Fractional Shareholders who, immediately prior to the effective time of the Reverse Stock Split, own fewer than [--] shares of the Company's common stock

MURRAY DEVINE
VALUATION ADVISORS

Transaction Overview - continued

- The Fractional Shareholders are stockholders owning fewer than [--] shares of common stock immediately before the effective time of the Reverse Stock Split and will no longer own such shares after the effective time of the Reverse Stock Split and, in lieu thereof, will be entitled to receive from the Company [$--} in cash, without interest, for each such share of common stock

- The Company estimates that approximately [--] shares will be purchased from Fractional Shareholders representing approximately __% of the Company's outstanding shares, for an aggregate purchase price of [$---]

Fairness Test

- Whether the terms of the Transaction, in light of current market conditions, are fair to the Fractional Shareholders

Due Diligence Procedures

- Interviewed corporate management
- Reviewed the Company's 2012 Annual Report and recent 10Q
- Reviewed the Going Dark Discussion for the Board of Directors Special Meeting on March 24, 2013
- Reviewed the Letter of Intent for the Company's Federal Business between Emtec, Inc. Spectrum Systems, Inc. and Synnex
- Reviewed the Company Overview presentation
- Reviewed projected financial statements and key assumptions for the Company and the Federal Business J/V
- Reviewed the draft Schedule 14C to be filed with the S.E.C.
- Discussed legal and environmental contingencies
- Analyzed comparable publicly traded companies
- Reviewed the Company's historical trading activity
- Reviewed pertinent industry and economic data

Analysis Overview

- Valuation Analysis
  - Public Trading History
  - Income Approach
    - Discounted Cash Flow Analysis based on management projections
  - Market Approach
    - Analysis based on the Company's market capitalization
    - Guideline Public Company Analysis

Valuation Analysis – Public Trading History

- Reviewed the Company's historical prices and volume levels over the prior 24 months
- Average price was approximately - $.85
- High price of - $1.23
- Low price of - $.20
- Average volume - 3,057
- High volume - 95,600
- Low volume - none
- Found no statistical relationship between volume and price

Valuation Analysis – Income Approach

- Performed a discounted cash flow analysis utilizing projections provided by management
- Discount rate developed based on Company specific and market based inputs
- Capital structure was based on projected capital structure in the Projections, with a perpetuity capital structure of 25% debt / 75% equity based on guideline public companies
- Long-term weighted average cost of capital of 17.1%
- Long-term growth rate assumption of 3.5% based on industry and implied market growth rates
- Income Approach based on management projections resulted in a market value of invested capital of $37.6 million to $42.3 million based on different levels of assumed projection risk and perpetuity growth

Valuation Analysis - Market Approach

- Reviewed multiples of the following publicly traded companies from the IT Outsourcing Industry

  (the Guideline Public Companies "GPCs"):
  - CACI International Inc.
  - NCI, Inc.
  - Computer Sciences Corp.
  - Computer Task Group, Inc.
  - Igate Corp.
  - Dynamics Research Corp.
  - Insight Enterprises, Inc.
  - Hackett Group Inc.
  - Edgewater Technology Inc.

Valuation Analysis - Market Approach

- The GPCs multiples are size risk adjusted.
- GPC size risk adjusted multiples ranged as follows:

Metric [1]	Low	Mean	Median	High
Latest Twelve Month EBITDA	3.2x	5.6x	5.2x	8.1x
Projected 2013 EBITDA	3.0x	5.1x	5.8x	7.0x
Projected 2014 EBITDA	2.8x	5.1x	5.2x	6.4x

- Selected the following ranges of multiples of EBITDA:
  - --5.5x to 6.0x for the Company's latest twelve month EBITDA
  - --5.5x to 6.0x for the Company's projected 2013 EBITDA
  - --5.0x to 5.5x for the Company's projected 2014 EBITDA

[1] EBITDA is calculated as per Bloomberg for the GPCs.

Valuation Analysis – Market Approach

- The following ranges of market values of invested capital resulted:
  - $38.9 million to $42.5 million based on the Company's latest twelve month EBITDA
  - $35.2 million to $38.4 million based on the Company's projected 2013 EBITDA
  - $38.2 million to $42.0 million based on the Company's projected 2014 EBITDA

Valuation Analysis – Summary

- Adjustments to the market value of invested capital
  - Cash is added
  - Debt is deducted
  - Contingent acquisition liabilities are deducted
  - Capital leases are deducted
  - The value of the Company's interest in the Federal J/V is added
    - Based on management's projections of the J/V's performance
    - Cash flow waterfall to determine Company's participation
    - Cash flows are discounted at 19.0%
  - Shares outstanding include $.01 warrant shares of NewSpring and Peachtree
- Per share value range of $.62 to $1.00
- See Appendix A

Conclusion

- Based on our analysis, the Transaction is fair to Fractional Shareholders of the Company

APPENDIX A

Table of Contents

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Valuation Summary
In Millions

	EBITDA Based on LTM (Lower)	EBITDA Based on LTM (Higher)	EBITDA Based on FY 2013P (Lower)	EBITDA Based on FY 2013P (Higher)	EBITDA Based on FY 2014P (Lower)	EBITDA Based on FY 2014P (Higher)	DCF Based on Projections (Lower)	DCF Based on Projections (Higher)
Market Value of Invested Capital	**$ 38.9**	**$ 42.5**	**$ 35.2**	**$ 38.4**	**$ 38.2**	**$ 42.0**	**$ 37.6**	**$ 42.3**
Add: Cash and Marketable Securities	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5
Add: Option Proceeds	-	-	-	-	-	-	-	-
Add: Non-Operating Assets	-	-	-	-	-	-	-	-
Less: Line of Credit	(9.8)	(9.8)	(9.8)	(9.8)	(9.8)	(9.8)	(9.8)	(9.8)
Less: Long Term Debt [1]	(13.0)	(13.0)	(13.0)	(13.0)	(13.0)	(13.0)	(13.0)	(13.0)
Less: Contingent Acquisition Liabilities	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)
Less: Capital Leases	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Equity Value	**11.7**	**15.3**	**8.0**	**11.2**	**11.0**	**14.8**	**10.4**	**15.1**
Add: FV of Federal JV [2]	4.0	4.0	4.0	4.0	4.0	4.0	4.0	4.0
Total Equity Value	15.7	19.3	12.0	15.2	15.0	18.8	14.4	19.1
Number of Shares [3]	19,166,599	19,166,599	19,166,599	19,166,599	19,166,599	19,166,599	19,166,599	19,166,599
FV Per Share	$ 0.82	$ 1.00	$ 0.62	$ 0.79	$ 0.78	$ 0.98	$ 0.75	$ 1.00

Footnotes
[1] Long-term debt at face value of $13.0m.
[2] FV of Federal JV based on present value of projected future cash flows discounted at a cost of equity of 19.0%.
[3] Number of Shares includes 1,226,599 penny warrants owned by NewSpring and Peachtree.

Appendix A

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Historical Balance Sheets [1]
In Millions

Fiscal Year End August 31,	2010	2011	2012	February 28, 2013
Cash	$ 2.4	$ 4.0	$ 1.8	$ 0.5
Receivables	38.3	33.4	26.9	18.6
Inventories	1.5	1.3	1.3	1.5
Prepaid Expenses and Others	3.0	3.4	3.2	2.5
Deferred Tax Assets - Current	0.9	1.1	1.0	1.0
Total Current Assets	46.0	43.4	34.2	24.1
Net Fixed Assets	2.2	4.3	3.5	2.8
Identified Intangibles	10.9	18.4	14.4	9.2
Goodwill	14.0	18.6	17.2	13.3
Deferred Tax Assets - Long-Term	0.4	0.8	0.7	0.5
Other Assets	0.7	1.1	1.8	1.7
Total Assets	74.3	86.6	71.8	51.6
Line of Credit	16.0	17.2	12.0	9.8
Accounts Payable	24.7	23.8	22.3	12.0
Warrant Liability	0.9	1.5	2.4	2.1
Income Taxes Payable	0.3	0.3	0.1	(0.5)
Accrued Liabilities	8.0	6.0	3.0	3.6
Due to Former Shareholders	-	-	2.0	-
Customer Deposits and Other	0.2	1.0	0.1	(0.1)
Deferred Revenue	2.2	2.1	1.6	1.4
Total Current Liabilities	52.3	51.8	43.6	28.3
Deferred Tax Liability - Long Term	3.1	3.8	2.4	(0.0)
Accrued Liabilities	0.9	0.2	0.2	0.2
Contingent Acquisition Liabilities	-	5.9	4.8	4.8
Long Term Debt (adj. pre 2012)	13.0	13.0	12.6	12.6
Capital Leases	-	0.4	0.3	0.2
Equity	18.0	15.0	8.0	5.5
Total Liabilities & Equity	$ 87.3	$ 90.1	$ 71.8	$ 51.6

Footnotes:
[1] Pro Forma to exclude Federal business

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Historical Balance Sheets
Common Size Analysis

Fiscal Year End August 31,	2010	2011	2012	February 28, 2013
Cash	3.2%	4.7%	2.5%	1.0%
Receivables	51.5%	38.6%	37.4%	36.1%
Inventories	2.0%	1.5%	1.9%	2.9%
Prepaid Expenses and Others	4.0%	4.0%	4.4%	4.8%
Deferred Tax Assets - Current	1.2%	1.3%	1.4%	1.9%
Total Current Assets	62.0%	50.1%	47.6%	46.7%
Net Fixed Assets	3.0%	4.9%	4.9%	5.5%
Identified Intangibles	14.7%	21.3%	20.0%	17.8%
Goodwill	18.8%	21.5%	23.9%	25.8%
Deferred Tax Assets - Long-Term	0.6%	1.0%	1.0%	1.0%
Other Assets	1.0%	1.3%	2.5%	3.2%
Total Assets	100.0%	100.0%	100.0%	100.0%
Line of Credit	21.6%	19.9%	16.7%	18.9%
Accounts Payable	33.2%	27.4%	31.1%	23.3%
Warrant Liability	1.2%	1.7%	3.4%	4.2%
Income Taxes Payable	0.5%	0.4%	0.2%	-1.0%
Accrued Liabilities	10.8%	6.9%	4.1%	7.0%
Due to Former Shareholders	0.0%	0.0%	2.8%	0.0%
Customer Deposits and Other	0.3%	1.1%	0.2%	-0.3%
Deferred Revenue	2.9%	2.4%	2.2%	2.8%
Total Current Liabilities	70.4%	59.8%	60.7%	54.9%
Deferred Tax Liability - Long Term	4.1%	4.3%	3.3%	0.0%
Accrued Liabilities	1.2%	0.2%	0.2%	0.3%
Contingent Acquisition Liabilities	0.0%	6.8%	6.7%	9.2%
Long Term Debt (adj. pre 2012)	17.5%	15.0%	17.5%	24.5%
Capital Leases	0.0%	0.5%	0.4%	0.3%
Equity	24.3%	17.3%	11.2%	10.7%
Total Liabilities & Equity	117.5%	104.0%	100.0%	100.0%

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Historical Balance Sheets
Working Capital Analysis
In Millions

Fiscal Year End August 31,		2010		2011		2012		February 28, 2013
Receivables	$	38.3	$	33.4	$	26.9	$	18.6
Inventories		1.5		1.3		1.3		1.5
Prepaid Expenses and Others		3.0		3.4		3.2		2.5
Total Current Assets		42.8		38.2		31.4		22.6
Accounts Payable		24.7		23.8		22.3		12.0
Accrued Liabilities		8.0		6.0		3.0		3.6
Customer Deposits and Other		0.2		1.0		0.1		(0.1)
Deferred Revenue		2.2		2.1		1.6		1.4
Total Current Liabilities		24.7		23.8		22.3		12.0
Net Working Capital	$	18.1	$	14.4	$	9.1	$	10.6
As % of Rev.								

Appendix A

Historical Income Statements [1]
In Millions

Fiscal Year End August 31,	2010	2011	2012	LTM February 28, 2013
Net Revenues	$ 141.7	$ 146.3	$ 134.3	$ 140.7
Cost of Sales/Cost of Goods Sold	102.6	113.3	105.8	110.5
Gross Profit	39.1	32.9	28.5	30.2
Selling	12.2	8.7	6.3	6.2
Commission expense	2.5	1.1	2.4	1.9
Bus Unit G&A	10.1	10.7	2.7	2.9
Corporate G&A	13.5	7.6	12.6	12.1
SFAS 123	0.6	0.5	0.4	0.3
Warrant	0.9	0.1	0.9	0.5
Impairment	-	-	9.4	9.4
Restructuring	-	-	-	1.1
Earn out Liability Adjustment	-	-	0.6	1.0
M&A Expenses	0.2	0.7	0.3	0.1
Retention Bonuses	1.2	1.0	1.1	0.8
Other non-recurring	0.4	1.3	0.3	-
Depreciation	1.8	1.8	1.7	2.0
Amortization	3.6	3.6	5.3	4.4
Total Operating Expenses	47.0	37.2	43.7	42.6
Operating Income	(8.0)	(4.2)	(15.2)	(12.4)
Non-recurring Items				
Retention Bonuses	1.2	1.0	1.1	0.8
SFAS 123	0.6	0.5	0.4	0.3
Warrant	0.9	0.1	0.9	0.5
Impairment	-	-	9.4	9.4
Restructuring	-	-	-	1.1
Earn out Liability Adjustment	-	-	0.6	1.0
M&A Expenses	0.2	0.7	0.3	0.1
Other non-recurring	0.4	1.3	0.3	-
Non-recurring Items	3.4	3.6	12.9	13.1
Normalized EBIT	(4.6)	(0.6)	(2.3)	0.7
Depreciation/Amortization	5.4	5.4	7.0	6.4
Normalized EBITDA	$ 0.8	$ 4.8	$ 4.7	$ 7.1

Supplemental Data:

	2010	2011	2012	LTM February 28, 2013
Revenue Growth	n/a	3.3%	-8.2%	4.7%
EBITDA Growth	n/a	476.6%	-3.0%	51.8%
Capital Expenditures	$ 1.0	$ 3.0	$ 0.7	0.5
As % of Rev.	*0.7%*	*2.1%*	*0.5%*	*0.4%*

Footnotes:
[1] Pro Forma to exclude Federal business

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Historical Income Statements [1]
Common Size Analysis

Fiscal Year End August 31,	**2010**	**2011**	**2012**	**LTM February 28, 2013**
Net Revenues	100.0%	100.0%	100.0%	100.0%
Cost of Sales/Cost of Goods Sold	72.4%	77.5%	78.8%	78.5%
Gross Profit	27.6%	22.5%	21.2%	21.5%
Selling	8.0%	6.0%	4.7%	4.4%
Commission expense	1.8%	0.7%	1.8%	1.4%
Bus Unit G&A	7.1%	7.3%	2.0%	2.1%
Corporate G&A	9.5%	5.2%	9.4%	8.6%
SFAS 123	0.4%	0.4%	0.3%	0.2%
Warrant	0.6%	0.1%	0.7%	0.3%
Impairment	0.0%	0.0%	7.0%	6.7%
Earn out Liability Adjustment	0.0%	0.0%	0.4%	0.7%
M&A Expenses	0.2%	0.5%	0.2%	0.1%
Retention Bonuses	0.9%	0.7%	0.8%	0.6%
Other non-occurring	0.3%	0.9%	0.2%	0.0%
Depreciation	1.3%	1.2%	1.2%	1.4%
Amortization	2.5%	2.5%	4.0%	3.1%
Total Operating Expenses	33.2%	25.4%	32.6%	29.5%
Operating Income	-5.6%	-2.9%	-11.3%	-8.0%
Non-occurring Items				
Retention Bonuses	0.9%	0.7%	0.8%	0.6%
SFAS 123	0.4%	0.4%	0.3%	0.2%
Warrant	0.6%	0.1%	0.7%	0.3%
Impairment	0.0%	0.0%	7.0%	6.7%
Earn out Liability Adjustment	0.0%	0.0%	0.4%	0.7%
M&A Expenses	0.2%	0.5%	0.2%	0.1%
Other non-occurring	0.3%	0.9%	0.2%	0.0%
Non-occurring Items	2.4%	2.5%	9.6%	8.6%
Normalized EBIT	-3.3%	-0.4%	-1.7%	0.5%
Depreciation/Amortization	3.8%	3.7%	5.2%	4.5%
Normalized EBITDA	0.6%	3.3%	3.5%	5.0%

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Projected Balance Sheets
In Millions

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Cash	$ -	$ -	$ -	$ -	$ -	$ 0.8
Receivables	17.8	19.1	20.1	19.4	20.2	21.0
Inventories	1.1	1.2	1.2	1.8	2.2	1.4
Prepaid Expenses and Others	3.0	3.1	3.4	3.5	3.2	3.4
Deferred Tax Assets - Current	1.0	1.0	1.0	1.0	1.0	1.0
Total Current Assets	22.8	24.3	25.6	25.7	26.6	27.6
Net Fixed Assets	2.1	1.4	1.6	1.7	1.9	2.0
Identified Intangibles	8.3	6.6	4.9	3.2	1.5	(0.2)
Goodwill	13.3	13.3	13.3	13.3	13.3	13.3
Deferred Tax Assets - Long-Term	0.5	0.5	0.5	0.5	0.5	0.5
Other Assets	1.7	1.7	1.7	1.7	1.7	1.7
Total Assets	48.8	47.9	47.6	46.2	45.5	44.9
Line of Credit	8.5	7.1	4.9	0.8	1.9	-
Accounts Payable	11.0	12.6	13.0	12.3	12.2	12.4
Warrant Liability	2.1	2.1	2.1	2.1	2.1	2.1
Income Taxes Payable	0.1	0.3	0.4	0.5	0.6	0.7
Accrued Liabilities	4.1	4.2	4.1	5.2	3.8	4.3
Customer Deposits and Other	0.1	0.1	0.1	0.1	0.2	0.1
Deferred Revenue	0.3	0.4	0.4	0.4	0.4	0.4
Total Current Liabilities	26.3	26.8	25.1	21.4	21.2	20.1
Deferred Tax Liability - Long Term	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)
Accrued Liabilities	0.1	0.1	0.1	0.6	0.5	0.6
Contingent Acquisition Liabilities	3.9	0.1	(0.5)	(0.5)	(0.5)	(0.5)
Long Term Debt (adj. pre 2012)	12.8	13.0	13.3	12.0	8.0	4.0
Capital Leases	0.1	-	-	-	-	-
Equity	5.7	7.9	9.7	12.7	16.3	20.7
Total Liabilities & Equity	48.8	47.9	47.6	46.2	45.5	44.9

Projected Balance Sheets
Common Size Analysis

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Cash	0.0%	0.0%	0.0%	0.0%	0.0%	1.8%
Receivables	36.4%	39.8%	42.2%	42.0%	44.4%	46.7%
Inventories	2.2%	2.5%	2.6%	3.9%	4.9%	3.2%
Prepaid Expenses and Others	6.1%	6.4%	7.0%	7.7%	7.1%	7.6%
Deferred Tax Assets - Current	2.0%	2.0%	2.0%	2.1%	2.1%	2.2%
Total Current Assets	46.8%	50.8%	53.8%	55.7%	58.5%	61.4%
Net Fixed Assets	4.4%	3.0%	3.3%	3.8%	4.2%	4.6%
Identified Intangibles	17.1%	13.8%	10.3%	6.9%	3.3%	-0.5%
Goodwill	27.3%	27.8%	27.9%	28.8%	29.2%	29.6%
Deferred Tax Assets - Long-Term	1.1%	1.1%	1.1%	1.2%	1.2%	1.2%
Other Assets	3.4%	3.5%	3.5%	3.6%	3.7%	3.7%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Line of Credit	17.4%	14.8%	10.3%	1.7%	4.2%	0.0%
Accounts Payable	22.6%	26.4%	27.2%	26.6%	26.7%	27.5%
Warrant Liability	4.4%	4.5%	4.5%	4.6%	4.7%	4.8%
Income Taxes Payable	0.2%	0.6%	0.8%	1.1%	1.3%	1.6%
Accrued Liabilities	8.4%	8.7%	8.7%	11.3%	8.4%	9.6%
Customer Deposits and Other	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%
Deferred Revenue	0.7%	0.8%	0.8%	0.8%	0.9%	0.9%
Total Current Liabilities	53.9%	56.0%	52.6%	46.4%	46.6%	44.8%
Deferred Tax Liability - Long Term	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Accrued Liabilities	0.1%	0.1%	0.1%	1.3%	1.1%	1.4%
Contingent Acquisition Liabilities	8.1%	0.3%	-1.0%	-1.1%	-1.1%	-1.1%
Long Term Debt (adj. pre 2012)	26.1%	27.2%	28.0%	26.0%	17.6%	8.9%
Capital Leases	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Equity	11.7%	16.4%	20.4%	27.4%	35.8%	46.1%
Total Liabilities & Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Projected Balance Sheets
Working Capital Analysis
In Millions

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Receivables	$ 17.8	$ 19.1	$ 20.1	$ 19.4	$ 20.2	$ 21.0
Inventories	1.1	1.2	1.2	1.8	2.2	1.4
Prepaid Expenses and Others	3.0	3.1	3.4	3.5	3.2	3.4
Total Current Assets	21.9	23.4	24.7	24.7	25.7	25.8
Accounts Payable	11.0	12.6	13.0	12.3	12.2	12.4
Accrued Liabilities	4.1	4.2	4.1	5.2	3.8	4.3
Customer Deposits and Other	0.1	0.1	0.1	0.1	0.2	0.1
Deferred Revenue	0.3	0.4	0.4	0.4	0.4	0.4
Total Current Liabilities	15.6	17.3	17.6	18.0	16.5	17.2
Net Working Capital	$ 6.3	$ 6.1	$ 7.1	$ 6.7	$ 9.1	$ 8.6
As % of Rev.	*4.7%*	*4.5%*	*4.8%*	*4.5%*	*5.9%*	*5.4%*

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Projected Income Statements
In Millions

Fiscal Year End August 31.	2013	2014	2015	2016	2017	2018
Net Revenues	$ 134.4	$ 141.3	$ 145.7	$ 150.0	$ 155.3	$ 160.3
Cost of Sales/Cost of Goods Sold	105.1	110.3	113.7	116.7	120.5	124.1
Gross Profit	29.3	31.1	32.0	33.3	34.8	36.3
Selling	7.0	7.5	8.0	8.2	8.3	8.5
Commission expense	2.1	2.4	2.3	2.6	2.6	2.6
Bus Unit G&A	3.1	3.4	3.4	3.4	3.5	3.6
Corporate G&A	10.6	10.1	10.6	10.9	11.2	11.6
SFAS123	0.1	-	-	-	-	-
Warrant	0.0	-	-	-	-	-
Restructuring	0.6	-	-	-	-	-
Earn out Liability Adjustment	0.7	(0.2)	(0.1)	-	-	-
M&A Expenses	0.2	0.2	0.1	-	-	-
Retention Bonuses	0.3	0.2	0.1	-	-	-
Depreciation	2.2	1.3	0.6	0.6	0.6	0.6
Amortization	1.7	1.7	1.7	1.7	1.7	1.7
Total Operating Expenses	28.8	26.7	26.7	27.3	28.0	28.7
Operating Income	0.5	4.4	5.3	6.0	6.8	7.6
Non-recurring Items						
Retention Bonuses	0.3	0.2	0.1	-	-	-
SFAS123	0.1	-	-	-	-	-
Warrant	0.0	-	-	-	-	-
Earn out Liability Adjustment	0.7	(0.2)	(0.1)	-	-	-
M&A Expenses	0.2	0.2	0.1	-	-	-
Restructuring	0.6	-	-	-	-	-
Non-recurring Items	1.9	0.2	0.1	-	-	-
Normalized EBIT	2.5	4.6	5.4	6.0	6.8	7.6
Depreciation/Amortization	3.9	3.0	2.3	2.3	2.3	2.3
Normalized EBITDA	$ 6.4	$ 7.6	$ 7.7	$ 8.2	$ 9.1	$ 9.9

Supplemental Data:

	2013	2014	2015	2016	2017	2018
Revenue Growth	n/a	5.2%	3.1%	3.0%	3.5%	3.3%
EBITDA Growth	n/a	19.5%	0.6%	7.2%	10.5%	9.0%
Capital Expenditures	$ 0.6	$ 0.7	$ 0.7	$ 0.7	$ 0.8	$ 0.8
As % of Rev.	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*

Projected Income Statements
Common Size Analysis

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Net Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales/Cost of Goods Sold	78.2%	78.0%	78.0%	77.8%	77.6%	77.4%
Gross Profit	21.8%	22.0%	22.0%	22.2%	22.4%	22.6%
Selling	5.2%	5.3%	5.5%	5.4%	5.4%	5.3%
Commission expense	1.6%	1.7%	1.6%	1.7%	1.7%	1.6%
Bus Unit G&A	2.3%	2.4%	2.4%	2.3%	2.3%	2.3%
Corporate G&A	7.9%	7.1%	7.3%	7.3%	7.2%	7.2%
SFAS123	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Warrant	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Restructuring	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%
Earn out Liability Adjustment	0.5%	-0.2%	-0.1%	0.0%	0.0%	0.0%
M&A Expenses	0.1%	0.2%	0.1%	0.0%	0.0%	0.0%
Retention Bonuses	0.3%	0.2%	0.1%	0.0%	0.0%	0.0%
Depreciation	1.7%	0.9%	0.4%	0.4%	0.4%	0.4%
Amortization	1.3%	1.2%	1.2%	1.1%	1.1%	1.1%
Total Operating Expenses	21.4%	18.9%	18.3%	18.2%	18.0%	17.9%
Operating Income	0.4%	3.1%	3.7%	4.0%	4.4%	4.7%
Non-recurring Items						
Retention Bonuses	0.3%	0.2%	0.1%	0.0%	0.0%	0.0%
SFAS123	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Warrant	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Earn out Liability Adjustment	0.5%	-0.2%	-0.1%	0.0%	0.0%	0.0%
M&A Expenses	0.1%	0.2%	0.1%	0.0%	0.0%	0.0%
Restructuring	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%
Non-recurring Items	1.5%	0.2%	0.1%	0.0%	0.0%	0.0%
Normalized EBIT	1.8%	3.3%	3.7%	4.0%	4.4%	4.7%
Depreciation/Amortization	2.9%	2.2%	1.6%	1.5%	1.5%	1.5%
Normalized EBITDA	4.8%	5.4%	5.3%	5.5%	5.9%	6.2%

Guideline Public Company Analysis
Operating Value
in millions except per share amounts

	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Hackett Group Inc/The	Edgewater Technology Inc	Emtec, Inc.
Ticker Symbol	CACI	NCIT	CSC	CTGX	IGTE	DRCO	NSIT	HCKT	EDGW	ETEC
Stock Exchange	NYSE	NDAQ	NYSE	NDAQ	NDAQ	NDAQ	NDAQ	NASDAQ GM	NASDAQ GM	OTC
Market Price per Common Share	$55.72	$4.70	$45.24	$20.60	$17.32	$5.91	$18.92	$4.77	$4.15	$1.05
Shares Outstanding	22.955	12.932	155.028	18.742	57.614	10.524	44.594	31.064	10.897	18.214
Market Value of Common Equity	$1,279.1	$60.8	$7,013.4	$386.1	$997.9	$62.2	$843.7	$148.2	$45.2	$19.1
Market Value of Preferred Equity	0.0	0.0	0.0	0.0	378.5	0.0	0.0	0.0	0.0	0.0
Long-Term Debt	702.7	17.5	2,629.0	0.0	1,145.5	89.1	80.6	25.0	0.0	32.2
Minority Interests	2.3	0.0	20.0	0.0	32.4	0.0	0.0	0.0	0.0	0.0
Less: Cash/Investments	(37.5)	(0.8)	(2,198.0)	(41.3)	(95.2)	(0.0)	(152.1)	(16.9)	(16.7)	(0.5)
Total Operating Value	**$1,946.6**	**$77.5**	**$7,464.4**	**$344.8**	**$2,459.1**	**$151.3**	**$772.2**	**$156.3**	**$28.6**	**$50.8**

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Guideline Public Company Analysis
Selected Financial Data
in millions

	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Hackett Group Inc/The	Edgewater Technology Inc	Emtec, Inc.
Most recent fiscal year end	06/2012	12/2012	03/2012	12/2012	12/2012	12/2012	12/2012	12/2012	12/2012	12/2012
Most recent fiscal quarter end	12/13 Q2	12/12 Q4	12/13 Q3	12/12 Q4	03/13 Q1	12/12 Q4	12/12 Q4	12/12 Q4	12/12 Q4	02/13 Q2
Operating Data										
Fiscal 2010 Sales	$3,149.1	$581.3	$15,921.0	$331.4	$280.6	$272.1	$4,809.9	$201.3	$88.5	$259.0
Fiscal 2011 Sales	3,577.8	558.3	16,042.0	396.3	779.6	322.6	5,287.2	225.1	102.4	239.6
Fiscal 2012 Sales	3,774.5	368.4	15,877.0	424.4	1,073.9	317.0	5,301.4	234.1	100.9	224.8
LTM Sales	3,739.7	368.4	15,706.0	424.4	1,073.9	317.0	5,301.4	234.1	100.9	205.1
Projected 2013 Sales	3,753.8	301.4	15,302.2	455.8	1,133.2	290.8	5,468.5	233.0	108.0	196.0
Projected 2014 Sales	3,663.8	278.8	14,777.9	497.3	1,229.8	284.8	5,706.5	245.5	n/a	205.9
Average Sales of Past Three Years	3,500.5	502.7	15,946.7	384.0	711.4	303.9	5,132.9	220.2	97.3	241.1
Growth 2011-2012	*5.5%*	*-34.0%*	*-1.0%*	*7.1%*	*37.7%*	*-1.7%*	*0.3%*	*4.0%*	*-1.5%*	*-6.2%*
Growth 2010-2012	*9.5%*	*-20.4%*	*-0.1%*	*13.2%*	*95.6%*	*7.9%*	*5.0%*	*7.8%*	*6.7%*	*-6.8%*
Growth 2012-2013	*-0.5%*	*-18.2%*	*-3.6%*	*7.4%*	*5.5%*	*-8.2%*	*3.2%*	*-0.5%*	*7.1%*	*-12.8%*
Growth 2012-2014	*-1.5%*	*-13.0%*	*-3.5%*	*8.2%*	*7.0%*	*-5.2%*	*3.7%*	*2.4%*	*n/a*	*-4.8%*
Fiscal 2010 EBITDA Margin	7.9%	7.7%	15.0%	4.7%	22.1%	9.5%	3.4%	8.1%	2.0%	4.9%
Fiscal 2011 EBITDA Margin	8.6%	6.2%	13.8%	5.4%	18.6%	10.5%	3.6%	8.9%	6.3%	1.6%
Fiscal 2012 EBITDA Margin	9.4%	5.4%	8.8%	6.5%	23.5%	9.1%	3.7%	8.2%	4.0%	2.8%
LTM EBITDA Margin	9.0%	5.4%	11.5%	6.5%	23.5%	9.1%	3.7%	8.2%	3.8%	3.0%
Projected 2013 EBITDA Margin	8.9%	4.1%	12.4%	7.1%	23.0%	9.0%	3.9%	11.5%	6.9%	2.7%
Projected 2014 EBITDA Margin	8.9%	4.3%	13.5%	7.7%	24.1%	8.5%	3.9%	12.3%	n/a	3.0%
Average EBITDA Margin of Past Three Years	8.6%	6.4%	12.5%	5.5%	21.4%	9.7%	3.6%	8.4%	4.1%	3.1%
Fiscal 2010 EBITDA	$247.8	$44.8	$2,383.0	$15.6	$62.0	$25.9	$165.0	$16.2	$1.8	$12.7
Fiscal 2011 EBITDA	307.5	34.7	2,219.0	21.6	144.6	34.0	191.6	20.1	6.4	3.8
Fiscal 2012 EBITDA	355.8	20.0	1,390.0	27.4	252.6	28.9	195.6	19.2	4.1	6.3
LTM EBITDA	338.2	20.0	1,811.0	27.4	252.6	28.9	195.6	19.2	3.8	6.1
Projected 2013 EBITDA	335.4	12.3	1,891.3	32.4	260.1	26.2	212.0	26.9	7.4	5.3
Projected 2014 EBITDA	324.6	12.1	1,996.1	38.5	296.7	24.2	225.0	30.3	n/a	6.3
Average EBITDA of Past Three Years	277.6	33.2	1,997.3	21.5	153.1	29.6	184.1	18.5	4.1	7.6
Growth 2011-2012	*15.7%*	*-42.5%*	*-37.4%*	*26.9%*	*74.7%*	*-14.9%*	*2.1%*	*-4.1%*	*-36.6%*	*65.8%*
Growth 2010-2012	*19.8%*	*-33.3%*	*-23.6%*	*32.5%*	*101.8%*	*5.6%*	*8.9%*	*8.8%*	*50.0%*	*-29.7%*
Growth 2012-2013	*-5.7%*	*-38.4%*	*36.1%*	*18.5%*	*3.0%*	*-9.5%*	*8.4%*	*39.8%*	*81.5%*	*-16.3%*
Growth 2012-2014	*-4.5%*	*-22.1%*	*19.8%*	*18.6%*	*8.4%*	*-8.5%*	*7.2%*	*25.5%*	*n/a*	*-0.2%*

Guideline Public Company Analysis
Valuation Multiples

	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Hackett Group Inc/The	Edgewater Technology Inc	Emtec, Inc.	
EBITDA Multiples											
Average Prior Three Years	7.0	2.3	3.7	16.0	16.1	5.1	4.2	8.4	7.0	6.7	
Fiscal Year 2012	5.5	3.9	5.4	12.6	9.7	5.2	3.9	8.1	7.0	8.1	
LTM	5.8	3.9	4.1	12.6	9.7	5.2	3.9	8.1	7.5	8.3	
Projected 2013	5.8	6.3	3.9	10.6	9.5	5.8	3.6	5.8	3.9	9.7	
Projected 2014	6.0	6.4	3.7	8.9	8.3	6.2	3.4	5.2	n/a	8.1	
Percentage of Debt in Capital Structure	35%	22%	27%	0%	45%	59%	9%	14%	0%		
Percentage of Equity in Capital Structure	65%	78%	73%	100%	55%	41%	91%	86%	100%		
Size Risk Premium Difference	6.9%	0.0%	8.2%	5.4%	6.9%	0.0%	6.9%	0.0%	0.0%		
										mean	**median**
Size Risk Adjusted EBITDA Multiples											
Average Prior Three Years	5.3	2.3	3.1	8.6	10.0	5.1	3.3	8.4	7.0	5.9	5.3
Fiscal Year 2012	4.4	3.9	4.1	7.5	7.1	5.2	3.2	8.1	7.0	5.6	5.2
LTM	4.6	3.9	3.3	7.5	7.1	5.2	3.2	8.1	7.5	5.6	5.2
Projected 2013	4.6	6.3	3.2	6.8	7.0	5.8	3.0	5.8	3.9	5.1	5.8
Projected 2014	4.7	6.4	3.1	6.0	6.3	6.2	2.8	5.2	n/a	5.1	5.2

Guideline Public Company Analysis
Implied Market Growth Rate Analysis

		CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Hackett Group Inc/The	Edgewater Technology Inc	Mean	Median
Beta		0.93	0.98	1.09	1.13	0.99	0.83	1.19	1.07	0.79		
Risk-Free Rate		2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%		
Market Risk Premium		6.1%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%		
Size Premium	6.0%	1.7%	6.0%	0.9%	2.7%	1.7%	6.0%	1.7%	6.0%	6.0%		
Cost of Equity		9.9%	14.5%	10.1%	12.1%	10.3%	13.6%	11.5%	15.1%	13.4%		
Cost of Debt		2.4%	3.8%	2.0%	0.0%	2.5%	3.1%	2.3%	2.8%	0.0%		
After-Tax Cost of Debt		1.5%	2.3%	1.2%	0.0%	1.9%	1.9%	1.5%	1.8%	0.0%		
% Equity in Capital Structure		64.5%	77.6%	72.7%	100.0%	54.6%	41.1%	91.3%	85.6%	100.0%		
% Debt in Capital Structure		35.5%	22.4%	27.3%	0.0%	45.4%	58.9%	8.7%	14.4%	0.0%		
Weighted Cost of Capital		**6.9%**	**11.8%**	**7.7%**	**12.1%**	**6.5%**	**6.7%**	**10.6%**	**13.2%**	**13.4%**	9.9%	10.6%
FYE EBITDA		$355.8	$20.0	$1,390.0	$27.4	$252.6	$28.9	$195.6	$19.2	$4.1		
FYE Depreciation/Amortization		56.0	6.9	1,212.0	46.4	46.4	8.0	41.2	2.6	1.8		
Net Operating Profit		299.8	13.0	178.0	(19.0)	206.3	20.9	154.5	16.6	2.3		
Tax Rate		39.0%	38.0%	38.0%	23.4%	23.4%	38.0%	35.9%	38.0%	21.7%		
Taxes		116.9	5.0	67.6	(4.4)	48.2	7.9	55.4	6.3	0.5		
Net Operating Profit After-Tax (NOPAT)		$182.9	$8.1	$110.4	($14.6)	$158.1	$13.0	$99.0	$10.3	$1.8		
Total Company Value		**$1,546.6**	**$77.5**	**$7,464.4**	**$344.8**	**$2,459.1**	**$151.3**	**$772.2**	**$156.3**	**$28.6**		
NOPAT Multiple		10.6	9.6	67.6	(23.7)	15.6	11.7	7.8	15.2	16.0		
Implied Market Capitalization Rate		9.4%	10.4%	1.5%	-4.2%	6.4%	8.6%	12.8%	6.6%	6.2%		
Weighted Cost of Capital		6.9%	11.8%	7.7%	12.1%	6.5%	6.7%	10.6%	13.2%	13.4%		
Implied Market Growth Rate		**-2.5%**	**1.3%**	**6.2%**	**16.3%**	**0.1%**	**-1.8%**	**-2.2%**	**6.6%**	**7.1%**	3.5%	1.3%

Guideline Public Company Analysis
Risk Analysis

	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Hackett Group Inc/The	Edgewater Technology Inc	Mean	Median
Market Price per Common Share	$55.72	$4.70	$45.24	$20.60	$17.32	$5.91	$18.92	$4.77	$4.15		
Shares Outstanding	22.955	12.932	155.028	18.742	57.614	10.524	44.594	31.064	10.897		
Stock Market Capitalization	$1,279.1	$60.8	$7,013.4	$386.1	$997.9	$62.2	$843.7	$148.2	$45.2		
Long-Term Debt	702.7	17.5	2,629.0	0.0	1,145.5	89.1	80.6	25.0	0.0		
Preferred Stock	0.0	0.0	0.0	0.0	378.5	0.0	0.0	0.0	0.0		
Total Capitalization	$1,981.8	$78.3	$9,642.4	$386.1	$2,521.9	$151.3	$924.3	$173.2	$45.2		
Ratio of Debt/Preferred to Total Capital	35.5%	22.4%	27.3%	0.0%	60.4%	58.9%	8.7%	14.4%	0.0%		
Beta	0.93	0.98	1.09	1.13	0.99	0.83	1.19	1.07	0.79		
Tax Rate	39.0%	38.0%	38.0%	23.4%	23.4%	38.0%	35.9%	38.0%	21.7%		
Business Risk Index	**0.70**	**0.83**	**0.88**	**1.13**	**0.46**	**0.44**	**1.12**	**0.97**	**0.79**	0.81	0.83
Financial Risk Index	**0.23**	**0.15**	**0.21**	**0.00**	**0.53**	**0.39**	**0.07**	**0.10**	**0.00**		

Market Approach
Guideline Public Company Multiple Valuation
In Millions

Multiple of EBITDA	Lower		Higher	
LTM	$	7.1	$	7.1
Selected Multiple		5.50x		6.00x
Market Value of Invested Capital	**$**	**38.9**	**$**	**42.5**
FY 2013P	$	6.4	$	6.4
Selected Multiple		5.50x		6.00x
Market Value of Invested Capital	**$**	**35.2**	**$**	**38.4**
FY 2014P	$	7.6	$	7.6
Selected Multiple		5.00x		5.50x
Market Value of Invested Capital	**$**	**38.2**	**$**	**42.0**

Income Approach
Calculation of Free Cash Flow
In Millions

	2013	2014	2015	2016	2017	2018	Perpetuity
Net Revenues	$ 134.4	$ 141.3	$ 145.7	$ 150.0	$ 155.3	$ 160.3	$ 165.9
EBITDA	6.4	7.6	7.7	8.2	9.1	9.9	10.3
Depreciation [1]	2.2	1.3	0.6	0.6	0.6	0.6	0.8
Operating Income	4.2	6.3	7.1	7.7	8.5	9.3	9.5
Income Tax Rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Income Taxes	1.5	2.2	2.5	2.7	3.0	3.3	3.3
After-Tax Operating Income	2.7	4.1	4.6	5.0	5.5	6.0	6.1
Add: Depreciation	2.2	1.3	0.6	0.6	0.6	0.6	0.8
Less: Capital Expenditures	(0.6)	(0.7)	(0.7)	(0.7)	(0.8)	(0.8)	(0.8)
Less: Incremental Working Capital [2] [3]	(0.0)	0.2	(1.0)	0.3	(2.4)	0.5	(0.3)
Free Cash Flow	**$4.3**	**$5.0**	**$3.5**	**$5.1**	**$3.0**	**$6.4**	**$5.9**

Footnote(s):
[1] Tax benefit of tax amortization calculated separately and added to concluded MVIC.
[2] 2013 and perpetuity incremental WC based on projected average of 4.9% of revenues.
[3] Increase in working capital use of cash in 2015 and 2017 due to business mix - move into services = higher payables burden than hardware.

EMTEC, INC.
VALUATION ANALYSIS
As of April 15, 2013

WORKING DRAFT 4/24/2013

Income Approach
Discounted Free Cash Flow Valuation
In Millions

Business Risk Index	0.90
Risk-Free Rate	2.5%
Market Risk Premium	6.1%
Size Risk Premium	6.0%
Specific Risk Premium	5.0%
Perpetuity Growth Rate	3.5%
Tax Rate	35.0%
Unlevered Cost of Equity	19.0%

	2013	2014	2015	2016	2017	2018	Perpetuity
Free Cash Flow	$4.3	$5.0	$3.5	$5.1	$3.0	$6.4	$5.9
Pro-Rata Adjustment Factor	38%	100%	100%	100%	100%	100%	100%
Pro-Rata Free Cash Flow	$1.6	$5.0	$3.5	$5.1	$3.0	$6.4	$5.9
% Debt Capital	66%	53%	38%	25%	17%	25%	25%
% Common Capital	34%	47%	62%	75%	83%	75%	75%
After-Tax Cost of Debt	6.1%	6.0%	6.4%	7.5%	6.8%	7.8%	7.8%
Levered Cost of Common	25.9%	23.0%	21.3%	20.2%	19.8%	20.2%	20.2%
WEIGHTED COST OF CAPITAL	*12.9%*	*14.1%*	*15.5%*	*17.0%*	*17.5%*	*17.1%*	*17.1%*
Years Remaining in 1st Period	0.38						
Years to Discount	0.19	0.88	1.88	2.88	3.88	4.88	4.88
PV Factor	0.9774	0.8944	0.7791	0.6699	0.5712	0.4868	0.4868
PV of Free Cash Flow	$1.6	$4.5	$2.7	$3.4	$1.7	$3.1	

Perpetuity Value	$43.1
PV of Perpetuity	$21.0
Total PV of Cash Flows	38.1
Add: PV of Tax Amortization	1.7
Market Value of Invested Capital	**$39.8**

		Specific Risk Premium				
	$39.8	3.0%	4.0%	5.0%	6.0%	7.0%
Perpetuity Growth	4.00%	45.2	42.7	40.5	38.6	36.8
	3.75%	44.7	**42.3**	**40.1**	**38.2**	36.5
	3.50%	44.2	**41.9**	**39.8**	**37.9**	36.2
	3.25%	43.7	**41.4**	**39.4**	**37.6**	35.9
	3.00%	43.2	41.0	39.1	37.3	35.7

PROJECTED CAPITAL STRUCTURE
Dollars in Millions

	2013	2014	2015	2016	2017	2018
Adjusted EBITDA	$6.4	$7.6	$7.7	$8.2	$9.1	$9.9
Multiple	6.00	6.00	6.00	6.00	6.00	6.00
Total Capital Value	$38.4	$38.4	$46.1	$49.5	$54.7	$59.6
Line of Credit	8.5	7.1	4.9	0.8	1.9	0.0
Contingent Acquisition Liabilities	3.9	0.1	(0.5)	(0.5)	(0.5)	(0.5)
Long Term Debt	12.8	13.0	13.3	12.0	8.0	4.0
Capital Leases	0.1	0.0	0.0	0.0	0.0	0.0
Total Debt	25.2	20.2	17.7	12.3	9.4	3.5
Common Equity Value	$13.1	$18.1	$28.4	$37.2	$45.2	$56.1
CAPITALIZATION %:						
Debt	65.8%	52.8%	38.5%	24.8%	17.3%	5.9%
Common Equity	34.2%	47.2%	61.5%	75.2%	82.7%	94.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Line of Credit Interest Rate	4.25%	4.25%	4.25%	4.25%	4.25%	4.25%
Long Term Debt Interest Rate	12.00%	12.00%	12.00%	12.00%	12.00%	12.00%
% Line of Credit	33.6%	34.9%	27.6%	6.3%	20.5%	0.0%
% Contingent Acquisition Liabilities	15.6%	0.7%	-2.8%	-4.1%	-5.3%	-14.2%
% Long Term Debt	50.5%	64.4%	75.2%	97.7%	84.8%	114.2%
% Capital Leases	0.3%	0.0%	0.0%	0.0%	0.0%	0.0%
Weighted Average Pre-Tax Interest	9.4%	9.3%	9.9%	11.5%	10.4%	12.0%
After-Tax Interest Rate	6.1%	6.0%	6.4%	7.5%	6.8%	7.8%

Tax Benefit Of Amortization
In Millions

Year	Amortization	Tax Benefit	Discount Rate	Time to Discount	PV Factor	PV
2013	$ 0.8	$ 0.3	12.9%	0.1890	0.9774	$ 0.3
2014	0.8	0.3	14.1%	0.8781	0.8909	0.3
2015	0.8	0.3	15.5%	1.8781	0.7623	0.2
2016	0.8	0.3	17.0%	2.8781	0.6357	0.2
2017	0.8	0.3	17.5%	3.8781	0.5345	0.2
2018	0.8	0.3	17.1%	4.8781	0.4627	0.1
2019	0.8	0.3	17.1%	5.8781	0.3951	0.1
2020	0.8	0.3	17.1%	6.8781	0.3373	0.1
2021	0.8	0.3	17.1%	7.8781	0.2880	0.1
2022	0.8	0.3	17.1%	8.8781	0.2459	0.1
2023	0.7	0.2	17.1%	9.8781	0.2100	0.1
2024	0.5	0.2	17.1%	10.8781	0.1793	0.0
2025	0.5	0.2	17.1%	11.8781	0.1531	0.0
2026	0.2	0.1	17.1%	12.8781	0.1307	0.0
2027	-	-	17.1%	13.8781	0.1116	-

Tax Benefit of Amortization	**$ 1.7**

MURRAY DEVINE
VALUATION ADVISORS

Contact Information

Thomas J. Kenny, CPA/ABV, CMA
Senior Vice President

Colin Gray, CFA, ASA
Vice President

Mark Alvino
Analyst

Murray Devine
1650 Arch Street, Suite 2700
Philadelphia, PA 19103
(215) 977-8700
tkenny@murraydevine.com